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                         ARTHUR ANDERSEN LLP

                                                               Exhibit 23.4

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 17, 1998 pertaining to the financial statements of Central Ohio Cable System Operations Unit as of December 31, 1997 and for the two years then ended included in the Form S-1 filed by Insight Communications Company, Inc. (File No. 333-78293) and to all references to our Firm included in this registration statement.

                                                   /s/ Arthur Andersen LLP

Columbus, Ohio,
 July 13, 1999.